                                                                   Exhibit 10.3


                             AMENDMENT NO. 1 TO THE
                         DEFERRED COMPENSATION PLAN FOR
               DIRECTORS OF R.J. REYNOLDS TOBACCO HOLDINGS, INC.


       WHEREAS, R.J. Reynolds Tobacco Holdings, Inc. (the "Company") has in effect the Deferred Compensation Plan for Directors of R.J. Reynolds Tobacco Holdings, Inc. (the "Plan");

       WHEREAS, in accordance with the resolutions authorized by the RJR Employee Benefits Committee of the Company (the "Committee") on May 5, 2004, this Amendment has been authorized and approved; and

       WHEREAS, the Committee is authorized under Section 7.2 of the Plan to amend or modify the Plan at any time and in any respect.

       NOW, THEREFORE, the Plan is hereby amended effective as of May 5, 2004, by adding a new subsection 3.3(c) as follows:


              "(c) A Participant may irrevocably elect on or before May 31, 2004 to receive distribution of one or more of his or her cash credit and stock credit accounts in a lump-sum payment, or in the number of annual installments as elected under Section 3.3(a), conditioned upon the closing of the transactions contemplated in the Business Combination Agreement, dated as of October 27, 2003, between Brown & Williamson Tobacco Corporation and the Company. The distribution shall be made, or commence if payment elected in installments, on the earlier of 90 days following the closing, or as soon as practicable in January of the year following the closing. For this purpose, the value of a Participant's stock credit account shall be determined by multiplying the number of shares of Common Stock attributable to the installment by the average of the closing price in Common Stock on each business day in the month immediately preceding the date of the payment is to be made. To the extent that a Participant does not make such an election, payment of a Participant's accounts shall otherwise be made in accordance with the terms of the Plan."

       IN WITNESS WHEREOF, the foregoing Amendment is hereby adopted by the Company.


                                               R.J. REYNOLDS TOBACCO
                                               HOLDINGS, INC.


Date:  May 5, 2004                             By: /s/ McDara P. Folan, III
      ---------------------------                 ------------------------------